UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 10, 2025

WABASH NATIONAL CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-10883	52-1375208
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3900 McCarty Lane
Lafayette	Indiana	47905
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (765) 771-5310
Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	WNC	New York Stock Exchange
 Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 10, 2025, Wabash National Corporation (the “Company”) announced that Kevin J. Page will transition from his role as Senior Vice President, Chief Commercial Officer, effective on January 15, 2025 (the “Transition Date”). Mr. Page will remain employed by the Company in a consulting and transition capacity as Senior Advisor, to ensure a smooth transition of duties, until June 1, 2025 (the “Separation Date”). In his role as Senior Advisor, Mr. Page will report to the Company’s Chief Executive Officer or the Chief Executive Officer’s designee.

In connection with Mr. Page’s separation, he has entered into a Transition Agreement with the Company, dated January 10, 2025 (the “Transition Agreement”). Mr. Page is also currently a participant in the Company’s Executive Severance Plan (the “Plan”), the Company’s Change in Control Severance Pay Plan and the Company’s other incentive compensation and employee benefit plans. Mr. Page’s separation from employment on the Separation Date is expected to be a termination without cause for purposes of the Plan and, as a result, he will be entitled to receive the severance benefits provided by the Plan as described in the Company’s definitive proxy statement on Schedule 14A, filed with the Securities and Exchange Commission on April 9, 2024. Under the terms of the Plan, Mr. Page’s entitlement to severance is conditioned on his execution and non-revocation of a release of claims and on his compliance with restrictive covenants set forth in the Plan.

The Transition Agreement provides for the following during the period between the Transition Date and the Separation Date (the “Transition Period”) in exchange for Mr. Page’s execution of a general release of claims, as well as continued compliance with the covenants in the Transition Agreement: (1) continued base salary at an annual rate of $510,000, payable in accordance with the Company’s regular payroll practices; (2) continued eligibility to receive a pro-rated annual bonus for 2025 calculated based on Mr. Page’s service until the Separation Date, and (3) continued vesting in all outstanding equity awards in accordance with their terms until the Separation Date. Mr. Page will not receive any further grants of cash- or equity-based incentive compensation during the Transition Period.

The Transition Agreement will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2025. The Plan was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on December 16, 2015.

On January 10, 2025, the Company announced that Donald Winston will transition from his role as Senior Vice President, Global Operations to Senior Vice President and Chief Operating Officer, effective on January 15, 2025.

Mr. Winston, age 47, was appointed Senior Vice President, Global Operations on September 1, 2024. In this role, he led the Company’s core manufacturing teams and oversaw global procurement, supply chain and operational excellence initiatives. With extensive leadership experience in manufacturing leadership and a strong track record in continuous improvement, Mr. Winston focused on driving operational efficiencies, safety and quality across the Company’s North American manufacturing sites.

Before joining the Company in January 2024 in the role of Vice President, Global Operations, Mr. Winston served as Vice President, Operations at Novolex. With over 23 years of manufacturing leadership experience, he has developed a deep expertise in building operational excellence capabilities and transitioning organizations to more mature, process-oriented operational environments. His career includes Vice President Operations at Closure Systems International (April 2020 – January 2023) and Vice President Operations at Ardagh Group (February 2018 – March 2020) in addition to other key roles at Closure Systems International (2007 – 2014), Ardagh Group (2015 – 2018) and Ford Motor Company (2001 – 2007). Mr. Winston holds a Master of Science degree in Industrial Engineering Technology and a Bachelor of Science degree in Organizational Leadership and Supervision from Purdue University. He has also completed Executive Leadership Training through Duke Corporate Education.

As of the date of this Current Report on Form 8-K, no changes to Mr. Winston’s existing compensation arrangements have been made in connection with his appointment to the role of Chief Operating Officer. Mr. Winston’s compensation is expected to be evaluated for potential changes in February 2025, and an amendment to this Current Report on Form 8-K will be filed at that time to the extent any material plan, contract or arrangement to which he is a party or in which he participates is entered into or materially amended, or to the extent Mr. Winston receives any grant or award, or any such grant or award is modified, in connection with his appointment. Mr. Winston does not have any family relationship with any director or executive officer of the Company. Mr. Winston was not selected pursuant to any arrangement or understanding between him and any other person and there are no related party transactions between the Company and Mr. Winston reportable under Item 404(a) of Regulation S-K.

Item 8.01 Other Events.
On January 10, 2025, the Company announced that Drew Schwartzhoff will transition from his role as Senior Vice President, Strategic Marketing to Senior Vice President and Chief Commercial Officer, effective on January 15, 2025.

Mr. Schwartzhoff was appointed Senior Vice President, Strategic Marketing on September 1, 2024. Mr. Schwartzhoff joined the Company as Vice President, Marketing in 2023. Before joining the Company, he held senior marketing positions at C.H. Robinson, a global logistics provider, where he played a key role in enhancing the company’s customer experience and market presence. With over 25 years of experience in marketing and business leadership, he brings a wealth of expertise in driving customer-centric strategies and delivering innovative solutions across a range of industries. His extensive background spans both business-to-business and business-to-consumer marketing, with a strong focus on the logistics and supply chain sectors. Mr. Schwartzhoff holds a Bachelor of Business Administration degree in Marketing from St. Cloud State University.

Mr. Schwartzhoff does not have any family relationship with any director or executive officer of the Company. Mr. Schwartzhoff was not selected pursuant to any arrangement or understanding between him and any other person and there are no related party transactions between the Company and Mr. Schwartzhoff reportable under Item 404(a) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WABASH NATIONAL CORPORATION

Date: January 15, 2025	By:	/s/ M. Kristin Glazner
M. Kristin Glazner
Senior Vice President, Chief Administrative Officer, Corporate Secretary